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                                                                      EXHIBIT 12


          UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                            AND AFFILIATE COMPANIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------

                                  (Unaudited)
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
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                                                                       Three Months Ended March 31,
                                                                       ----------------------------
Millions, Except Ratios                                                      2000         1999
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
Earnings:
  Net Income..........................................................       $214         $149
  Undistributed equity earnings.......................................        (12)         (10)
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  Total...............................................................        202          139
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Income Taxes..........................................................        120           82
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Fixed Charges:
  Interest expense including amortization of debt discount............        151          156
  Portion of rentals representing an interest factor..................         43           44
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  Total...............................................................        194          200
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Earnings available for fixed charges..................................        516          421
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Total fixed charges -- as above.......................................        194          200
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Ratio of earnings to fixed charges (Note 6)...........................        2.7          2.1
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